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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  November 10, 1999



                        COPPER MOUNTAIN NETWORKS, INC.
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



  000-25865                                             33-0702004
(Commission File No.)                        (IRS Employer Identification No.)

                             2470 Embarcadero Way
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (858) 858-8500
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Item 5. Other Events.

The Board of Directors of Copper Mountain Networks, Inc. approved a two-for-one stock split to be implemented as a 100% stock dividend (the "Stock Split"). Each stockholder of record as of November 24, 1999 will receive one additional share of Common Stock for each share of Common Stock held. In addition, the number of shares of Common Stock reserved for issuance or subject to:

     . outstanding options granted under Copper Mountain's employee stock plans,

     . outstanding options granted outside of Copper Mountain's employee stock plans, and

     .  outstanding warrants to purchase Common Stock

will increase by 100%. Registration Statement No. 333-80333 will cover the increase in the number of shares as a result of the Stock Split. Copper Mountain hereby incorporates by reference the contents of the news release announcing the Stock Split filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

             99.1  News Release dated November 10, 1999.

                                       2.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Copper Mountain Networks, Inc.


Dated:  December 7, 1999           By: /s/ John Creelman
                                      -------------------------------
                                       John A. Creelman
                                       Vice President of Finance,
                                       Chief Financial Officer
                                       and Secretary

                                       3.
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                               INDEX TO EXHIBITS

     99.1 News Release dated November 10, 1999.